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			  SECURITIES AND EXCHANGE COMMISSION
				WASHINGTON, D.C.   20549



					FORM 8-K


				     CURRENT REPORT
			   PURSUANT TO SECTION 13 OR 15(d) OF
			  THE SECURITIES EXCHANGE ACT OF 1934

	Date of report (Date of earliest event reported):  November 16, 2005



	 Versar Inc. (Exact Name of Registrant as Specified in its Charter)


				    Delaware
			(State or Other Jurisdiction) 1-9309
			(Commission File Number) 54-0852979
			(IRS Employer Identification No.)


		  6850 Versar Center, Springfield, Virginia 22151
		     (Address of Principal Executive Offices)


				  (703) 750-3000
		 (Registrant's Telephone Number, Including Area Code)


				  Not Applicable
		(Former Name or Former Address, if Changed Since Last Report)




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This amendment to Form 8-K is being filed by the registrant for the purposes of correcting certain salary information misstated in the original filing.

Item 1.01.  Entry into a Material Definitive Agreement

On November 16, 2005, the Compensation Committee of the Board of Directors of the Company awarded the raises set forth below in base salary to three Executive Officers resulting in annual compensation as follows:

Lawrence W. Sinnott, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasure, $27,000 to $200,000 per annum

Paul Kendall, Senior Vice President, Manager National Security Group, $7,000 to $158,000 per annum

Jerome Strauss, Senior Vice President, Manager Infrastructure and Management Group Services, $12,000 to $184,000 per annum

The raises, however, are salary-at-risk, contingent on each individual meeting certain individual financial goals for the Company's fiscal year 2006, which will end June 30, 2006. Messrs Kendall and Strauss are required to meet their group operating income goals, while Mr. Sinnotts financial goal is based upon the Company's total pre-tax income. Each salary increase will be paid in the summer of 2006 based upon a sliding scale starting at 50 percent of the salary increase for reaching 75 percent of the goal to 100 percent of the salary increase for meeting 100 percent or more of the relevant financial goal.


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       SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




VERSAR, INC.

Date:  November 21, 2005

By    /S/
     _______________________________________
     James C. Dobbs
     Senior Vice President & General Counsel